SEVENTH AMENDMENT TO SCHEDULE A

of

ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 21st day of April, 2009 amends that certain administration agreement, dated as of July 1, 2006, as amended November 15, 2007 and whose Schedule A was amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 10, 2008 and March 2, 2009, between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust (each, a “Fund” and together the “Funds”) and VP Distributors, Inc. (f/k/a Phoenix Equity Planning Corporation), a Connecticut Corporation (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, the parties wish to amend Schedule A of the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, the parties hereby agree that the Administration Agreement is amended as follows:

1. Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

VP DISTRIBUTORS, INC.

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	Executive Vice President

SCHEDULE A

(dated: April 21, 2009)

Virtus Equity Trust

Virtus All-Cap Growth Fund
Virtus Balanced Fund
Virtus Capital Growth Fund
Virtus Growth & Income Fund
Virtus Growth Opportunities Fund
Virtus Income & Growth Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Growth Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Value Opportunities Fund

Virtus Insight Trust

Virtus Balanced Allocation Fund
Virtus Core Equity Fund
Virtus Disciplined Small-Cap Growth Fund
Virtus Disciplined Small-Cap Opportunity Fund
Virtus Disciplined Small-Cap Value Fund
Virtus Emerging Markets Opportunities Fund
Virtus High Yield Income Fund
Virtus Index Fund
Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Intermediate Government Bond Fund
Virtus Intermediate Tax-Exempt Bond Fund
Virtus Short/Intermediate Bond Fund
Virtus Tax-Exempt Bond Fund
Virtus Value Equity Fund

Virtus Institutional Trust

Virtus Institutional Bond Fund

Virtus Opportunities Trust

Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Core Bond Fund
Virtus Foreign Opportunities Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund
Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus High Yield Fund
Virtus International Real Estate Securities Fund
Virtus Market Neutral Fund
Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Builder Fund
Virtus Wealth Guardian Fund

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